                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                ---------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               SOCIETY CORPORATION
                  (To Be Renamed "KeyCorp" Upon Consummation
          of the Merger of KeyCorp, an Existing New York Corporation,
            and Society Corporation, an Existing Ohio Corporation.)
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
                                      OHIO
- --------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)
                                  34-6542451
- --------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)
                  127 PUBLIC SQUARE, CLEVELAND, OHIO                    44114
- --------------------------------------------------------------------------------
                     (Address of Principal Executive Offices)         (Zip Code)
               SOCIETY CORPORATION EMPLOYEES' STOCK PURCHASE PLAN
- --------------------------------------------------------------------------------
                            (Full Title of the Plan)
               LAWRENCE J. CARLINI, GENERAL COUNSEL AND SECRETARY
         SOCIETY CORPORATION, 127 PUBLIC SQUARE, CLEVELAND, OHIO  44114
- --------------------------------------------------------------------------------
                    (Name and Address of Agent For Service)
                                 216-689-3000
- --------------------------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)
                        CALCULATION OF REGISTRATION FEE
 ==============================================================================

                                  Proposed        Proposed
   Title of                       Maximum         Maximum
  Securities         Amount       Offering        Aggregate       Amount of
    to be             to be       Price Per       Offering       Registration
  Registered       Registered       Share*          Price*           Fee*
- --------------- -------------- -------------- ---------------- ---------------
 Common Shares,
  with a par       400,000        $29.375        $11,750,000     $4,051.75
  value of $1
    each**

==============================================================================

* Pursuant to Rule 457 of the Securities Exchange Act of 1933, figures are based on the average of the high and low prices for Society Common Stock as reported on the New York Stock Exchange as of February 11, 1994.

** Includes associated Rights (the "Rights") to purchase the Registrant's Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with and only with the Registrant's Common Stock.

         As of the date of this Registration Statement, there is a pending merger between KeyCorp, a New York corporation ("Old KeyCorp"), and Society Corporation, an Ohio corporation ("Society"). Upon consummation of the merger, Society, as an Ohio corporation, will be the surviving corporation but will be renamed KeyCorp. References to Old KeyCorp in this Registration Statement are references to KeyCorp, the New York corporation existing prior to the merger. References to KeyCorp in this Registration Statement are references to the surviving corporation subsequent to the merger, and its successors.



                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                 The following documents, which are on file with the Securities and Exchange Commission, are hereby incorporated herein by reference:

                          a. Society's Annual Report on Form 10-K for the year ended December 31, 1992;

                          b. Society's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September
                 30, 1993;

                          c. Society's Current Reports on Form 8-K filed on January 27, March 22, April 14, July 9, October 13, November 19, 1993, and January 20, 1994;

                          d. Society's Registration Statement on Form S-4 filed on December 28, 1993;

                          e. The descriptions of Society Common Stock and the related rights to purchase Society Common Stock contained in Society's Registration Statement on Form 8-A with respect thereto filed pursuant to Section 12 of the Exchange Act
                 (and any amendment or report filed for the purpose of updating the description);

                          f. Old KeyCorp's Annual Report on Form 10-K for the year ended December 31, 1992;

                          g. Old KeyCorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993;

                          h. Old KeyCorp's Current Reports on Form 8-K filed on January 14, January 27, March 18 (as amended by a Form 8 filed on May 20), which contained the audited restated consolidated financial statements of Old KeyCorp for the fiscal year ended December 31, 1992 (which gave effect to the merger of Old KeyCorp with Puget Sound Bancorp on January 15, 1993),
                 April 28, May 19, July 8 (two Reports), September 21,
                 October 13 (two Reports), October 15, 1993, January 14, 1994, and January 21, 1994; and

                          i.  All documents filed by the Registrant pursuant to
                 Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.




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


Item 4.  Description of Securities.

                 Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                 Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                 Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

                 Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

                 Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

                 The Society Regulations provide that Society shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was a director, officer, or employee of Society or of any other bank, corporation, partnership, trust, or other enterprise for which he was serving as a director, officer, or employee at the request of Society.

                Except as stated above, neither the Amended and Restated Articles of Incorporation of Society nor any other contract or arrangement to which Society is a party provides for such indemnification. Under the terms of Society's directors' and officers' liability and company reimbursement insurance policy, directors and officers of Society are insured against certain liabilities, including liabilities arising under the Securities Act.

                The Regulations of KeyCorp will contain identical indemnification provisions to those in the Society Regulations. KeyCorp will continue to maintain directors' and officers' liability and company reimbursement insurance policies under which directors and officers of KeyCorp will be insured against certain liabilities including liabilities arising under the Securities Act.



Item 7.  Exemption from Registration Claimed.

                 Not Applicable.

Item 8.  Exhibits.

                 The Exhibits to the Registration Statement are listed in the
         Exhibit Index on page 6 of the Registration Statement.

Item 9.  Undertakings.

         A.      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              Society Corporation

                               Index to Exhibits

Form S-4
Exhibit No.                     Description
- -----------                     -----------
 4      (a)            Amended and Restated Articles of Incorporation of         Incorporated herein by reference to Exhibit
                       Society Corporation, as last amended on September         4(a) to Form S-4 filed on December 28, 1993
                       17, 1993

        (b)            Amended and Restated Articles of Incorporation of         Incorporated herein by reference to Exhibit
                       KeyCorp                                                   4(b) to Form S-4 filed on December 28, 1993

        (c)            Regulations of Society Corporation, as last amended       Incorporated herein by reference to Exhibit
                       as of March 16, 1992                                      3.2 to Form 10-K for Fiscal Year Ended
                                                                                 December 31, 1992 filed on March 24, 1993

        (d)            Regulations of KeyCorp                                    Incorporated herein by reference to Exhibit
                                                                                 4(d) to Form S-4 filed on December 28, 1993

        (e)            Rights Agreement, dated as of August 25, 1989,            Incorporated herein by reference to Exhibit 1
                       between Society Corporation and First Chicago Trust       to Form 8-A filed on August 29, 1989
                       Company of New York, as Rights Agent, including as
                       Exhibit A thereto the form of Rights Certificate

        (f)            Amendment No. 1 to Rights Agreement, dated February       Incorporated herein by reference to Exhibit 1
                       21, 1991, between Society Corporation and First           to Form 8-A filed on February 28, 1991
                       Chicago Trust Company of New York, as Rights Agent

        (g)            Amendment No. 2 to Rights Agreement dated September       Incorporated herein by reference to Exhibit 4
                       12, 1991, between Society Corporation and First           to Schedule 13D filed on September 23, 1991
                       Chicago Trust Company of New York, as Rights Agent

        (h)            Amendment No. 3 to Rights Agreement dated October 1,      Incorporated herein by reference to Exhibit 4
                       1993 between Society Corporation and Society              to Schedule 13D filed on October 12, 1993
                       National Bank, as Rights Agent

 5 Opinion of Thompson, Hine and Flory as to the legality of the Securities being registered

15                     Letter of Ernst & Young
                       re: unaudited interim financial information

23      (a)            Consent of Ernst & Young





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

        (b)            Consent of Ernst & Young

        (c) Consent of Thompson, Hine and Flory (included as part of Exhibit 5)

24      (a)            Powers of Attorney

        (b)            Certified Resolutions of Board of Directors of
                       Society





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
                                   SIGNATURES

                 THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON THIS 16TH DAY OF FEBRUARY, 1994.

                                           SOCIETY CORPORATION,
                                             Registrant


                                           By   /s/ Lawrence J. Carlini
                                             ---------------------------------
                                                    Lawrence J. Carlini
                                               General Counsel and Secretary

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             TITLE AND SIGNATURE                                                       DATE
             -------------------                                                       ----
Robert W. Gillespie, Chairman of the Board, Chief Executive Officer,               February 16, 1994
President, and Director (Principal Executive Officer); James W. Wert,
Vice Chairman of the Board, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer); Roger
Noall, Director; William G. Bares, Director; Edward F. Bell, Director;
Albert C. Bersticker, Director; Thomas A. Commes, Director; Howard
J. Cooper,  Director; Betty Cope, Director; Allen H. Ford, Director;
T. Raymond Gregory, Director; Jerry Hammes, Director; Stephen R. Hardis,
Director; Lawrence A. Leser, Director; A. Stephen Martindale, Director;
John G. McDonald, Director; Henry L. Meyer III, Director; Steven
A. Minter, Director; M. Thomas Moore, Director; John C. Morley, Director;
Richard W. Pogue, Director; James S. Reid, Jr., Director; Harry A. Shaw
III, Director; Dennis W. Sullivan, Director; and Renold D. Thompson,
Director.



                                             By  /s/ Lawrence J. Carlini
                                               -----------------------------
                                                     Lawrence J. Carlini,
                                                       Attorney-in-Fact


February 16, 1994





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





                                    EXHIBITS